Exhibit 99.1

Media	Investors
Janis Allen	Kevin Chamberlain
Kristyn Clark	Isaac Garden
(805) 330-4899	(818) 224-7028

PennyMac Financial Services, Inc. Reports First Quarter 2021 Results

Westlake Village, CA, May 6th, 2021 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $376.9 million for the first quarter of 2021, or $5.15 per share on a diluted basis, on revenue of $944.7 million. Book value per share increased to $51.78 from $47.80 at December 31, 2020.

PFSI’s Board of Directors declared a first quarter cash dividend of $0.20 per share, payable on May 27, 2021, to common stockholders of record as of May 17, 2021.

First Quarter 2021 Highlights

•	Pretax income was $506.0 million, down 18 percent from the prior quarter and up 22 percent from the first quarter of 2020

o	Earnings reflect continued strong production and core servicing results partially offset by the performance of our hedged mortgage servicing rights

o	Repurchased approximately 4.7 million shares of PFSI’s common stock for an approximate cost of $288.4 million; repurchased an additional 270,000 shares in April for an approximate cost of $15.8 million

o	Issued $650 million of 8-year senior unsecured notes

•	Production segment pretax income of $362.9 million, down 37 percent from the prior quarter and up 51 percent from the first quarter of 2020

o	Direct lending interest rate lock commitments (IRLCs) were a record $19.1 billion in unpaid principal balance (UPB), up 3 percent from the prior quarter and 92 percent from the first quarter of 2020

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–	$13.4 billion in UPB of IRLCs in the consumer direct channel; $5.7 billion in UPB of IRLCs in the broker direct channel

o	Government correspondent IRLCs totaled $17.1 billion in UPB, down 14 percent from the prior quarter and up 15 percent from the first quarter of 2020

o	Total loan acquisitions and originations were $67.0 billion in UPB, down 4 percent from the prior quarter and up 89 percent from the first quarter of 2020

o	Correspondent acquisitions of conventional loans fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT) were $33.8 billion in UPB, down 11 percent from the prior quarter and up 109 percent from the first quarter of 2020

•	Servicing segment pretax income was $141.7 million, up from $42.0 million in the prior quarter and down from $170.8 million in the first quarter of 2020

o	Pretax income excluding valuation-related items was $258.4 million, up 10 percent from the prior quarter and up 511 percent from the first quarter of 2020, driven by continued loss mitigation activities related to COVID-19

o	Valuation items included:

–	$306.1 million in MSR fair value gains driven by higher mortgage rates partially offset by valuation impacts primarily attributable to significant prepayment activity and early buyouts

–	$443.2 million in hedging and other fair value declines which included elevated hedge costs driven by increased market volatility

–	Net impact on pretax income related to these items was $(137.1) million and on earnings per share was $(1.38)

–	$20.4 million of reversals related to provisions for credit losses on active loans

o	Servicing portfolio grew to $448.8 billion in UPB, up 5 percent from December 31, 2020 and 17 percent from March 31, 2020, driven by strong production volumes which offset elevated prepayment activity

•	Investment Management segment pretax income was $1.4 million, down from $2.6 million in the prior quarter and $3.8 million in the first quarter of 2020

o	Net assets under management (AUM) were $2.4 billion, up 3 percent from December 31, 2020 and 29 percent from March 31, 2020

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"PennyMac Financial again produced exceptional financial results in the first quarter with a return on equity of 43 percent," said Chairman and CEO David Spector, "in an environment characterized by rising rates and declining margins. We successfully grew our consumer direct lending channel, originating $10.7 billion and locking $13.4 billion in the quarter, both record levels. Despite elevated levels of competition in the wholesale channel, we maintained our pricing discipline and continued to gain market share, aided by 18 percent growth in our approved brokers. With $67 billion in total production across all channels, our servicing portfolio grew to nearly $450 billion in unpaid principal balance and 2 million customers. Our growing servicing portfolio continues to generate strong pretax income excluding fair value changes, which we seek to moderate through time with our hedging activity.”

Mr. Spector concluded, "PennyMac Financial has built an extremely valuable mortgage banking enterprise well positioned for long-term success.  We believe deeply in that value, which is why we continue to repurchase shares.  Since the beginning of 2020, we have now repurchased approximately 18 percent of PFSI’s common shares.  We also continue to make substantial investments in our technology and operations.  I remain confident in our ability to profitably and responsibly grow our direct lending channels while maintaining our leadership position in correspondent production. Combined with our large and growing residential loan servicing portfolio, we expect to continue producing strong returns for our stockholders. For the remainder of 2021, we project PennyMac Financial to achieve a return on equity closer to our pre-COVID historical returns. Finally, we look forward to further discussing our outlook for the business at our upcoming investor day for PennyMac Financial and PennyMac Mortgage Investment Trust.”

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The following table presents the contributions of PennyMac Financial’s segments to pretax income:

	Quarter ended March 31, 2021
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total

	(in thousands)
Revenue
Net gains on loans held for sale at fair value	$515,963	$238,378	$754,341	$-	$754,341
Loan origination fees	104,037	-	104,037	-	104,037
Fulfillment fees from PMT	60,835	-	60,835	-	60,835
Net loan servicing fees	-	39,720	39,720	-	39,720
Management fees	-	-	-	8,449	8,449
Net interest expense:
Interest income	29,531	52,550	82,081	-	82,081
Interest expense	38,072	69,638	107,710	3	107,713
	(8,541)	(17,088)	(25,629)	(3)	(25,632)
Other	597	1,197	1,794	1,142	2,936
Total net revenue	672,891	262,207	935,098	9,588	944,686
Expenses	309,996	120,463	430,459	8,219	438,678
Pretax income	$362,895	$141,744	$504,639	$1,369	$506,008

Production Segment

The Production segment includes the correspondent acquisition of newly originated government-insured mortgage loans for PennyMac Financial’s own account, fulfillment services on behalf of PMT and direct lending through the consumer direct and broker direct channels, including the underwriting and acquisition of loans from correspondent sellers on a non-delegated basis.

PennyMac Financial’s loan production activity for the quarter totaled $67.0 billion in UPB, $33.2 billion of which was for its own account, and $33.8 billion of which was fee-based fulfillment activity for PMT. Correspondent government and direct lending IRLCs totaled $36.1 billion in UPB, down 6 percent from the prior quarter and up 46 percent from the first quarter of 2020.

Production segment pretax income was $362.9 million, down 37 percent from the prior quarter and up 51 percent from the first quarter of 2020. Production revenue totaled $672.9 million, down 18 percent from the prior quarter and up 59 percent from the first quarter of 2020. The quarter-over-quarter decrease was primarily driven by a $143.9 million decrease in net gains on loans held for sale primarily as a result of lower production margins across all channels.

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The components of net gains on loans held for sale are detailed in the following table:

	Quarter ended
	March 31, 2021	December 31, 2020	March 31, 2020

	(in thousands)
Receipt of MSRs and recognition of MSLs in loan sale transactions	$463,571	$367,501	$275,739
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(14,248)	(11,868)	(3,308)
Provision of liability for representations and warranties, net	(6,368)	(4,667)	(2,036)
Cash gain (1)	818,937	459,887	70,315
Fair value changes of pipeline, inventory and hedges	(507,551)	48,208	3,572
Net gains on mortgage loans held for sale	$754,341	$859,061	$344,282
Net gains on mortgage loans held for sale by segment:
Production	$515,963	$659,915	$316,635
Servicing	$238,378	$199,146	$27,647

(1) Net of cash hedging results

PennyMac Financial performs fulfillment services for conventional conforming and jumbo loans acquired by PMT from non-affiliates in its correspondent production business. These services include, but are not limited to, marketing, relationship management, correspondent seller approval and monitoring, loan file review, underwriting, pricing, hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.

Fees earned from the fulfillment of correspondent loans on behalf of PMT totaled $60.8 million in the first quarter, down 16 percent from the prior quarter and up 45 percent from the first quarter of 2020. The quarter-over-quarter decrease in fulfillment fee revenue was driven primarily by an 11 percent decrease in acquisition volumes by PMT and a slight decrease in the weighted average fulfillment fee rate to 18 basis points from 19 basis points in the prior quarter.

Net interest expense totaled $8.5 million, up from net interest expense of $1.3 million in the prior quarter and net interest income of $6.4 million in the first quarter of 2020. Interest income in the first quarter totaled $29.5 million, down slightly from $29.8 million in the prior quarter. Interest expense totaled $38.1 million, up from $31.0 million in the prior quarter as a result of the increased volumes in the direct lending channels.

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Production segment expenses were $310.0 million, up 23 percent from the prior quarter and 70 percent from the first quarter of 2020. The quarter-over-quarter increase resulted from record origination volumes in the direct lending channels.

Servicing Segment

The Servicing segment includes income from owned MSRs, subservicing and special servicing activities. Servicing segment pretax income was $141.7 million, versus pretax income of $42.0 million in the prior quarter and $170.8 million in the first quarter of 2020. Servicing segment net revenues totaled $262.2 million, up 26 percent from the prior quarter and down 9 percent from the first quarter of 2020. The quarter-over-quarter increase was primarily driven by a $39.2 million increase on net gains on loans held for sale.

Revenue from net loan servicing fees totaled $39.7 million, up from $26.5 million in the prior quarter, as a result of lower net valuation related declines and realization of cash flows. Revenue from net loan servicing fees included $259.4 million in servicing fees, reduced by $82.7 million from the realization of MSR cash flows. Net valuation-related losses totaled $137.1 million, and included MSR fair value gains of $306.1 million, and hedging and other declines of $443.2 million.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	March 31, 2021	December 31, 2020	March 31, 2020

	(in thousands)
Loan servicing fees (1)	$259,445	$262,740	$241,929
Changes in fair value of MSRs and MSLs resulting from:
Realization of cash flows	(82,663)	(89,611)	(114,919)
Change in fair value inputs	306,126	(44,163)	(920,294)
Change in fair value of excess servicing spread financing	(1,037)	6,677	14,522
Hedging (losses) gains	(442,151)	(109,147)	1,036,570
Net change in fair value of MSRs and MSLs	(219,725)	(236,244)	15,879
Net loan servicing fees	$39,720	$26,496	$257,808

(1) Includes contractually-specified servicing fees

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Servicing segment revenue included $238.4 million in net gains on loans held for sale related to reperforming government-insured and guaranteed loans, up from $199.1 million in the prior quarter and $27.6 million in the first quarter of 2020 as a result of increased loss mitigation activity on loans emerging from forbearance. These previously delinquent loans were purchased out of Ginnie Mae securitizations and brought back to performing status through PennyMac Financial’s successful servicing efforts, primarily through loan modifications or FHA Partial Claims. With respect to the FHA Partial Claims, the reperforming loans must remain current for a minimum of six months to be eligible for resecuritization. Net interest expense totaled $17.1 million, versus net interest expense of $18.2 million in the prior quarter and net interest income of $4.6 million in the first quarter of 2020. Interest income was $52.6 million, up from $44.4 million in the prior quarter, driven by the increase in interest received on loans bought out in prior periods. Interest expense was $69.6 million, up from $62.6 million in the prior quarter driven by the financing of increased balances of loans purchased out of Ginnie Mae securitizations.

Servicing segment expenses totaled $120.5 million, down 27 percent from the prior quarter driven by $20.4 million of reversals related to provisions for credit losses on active loans. The prior quarter included a $45.6 million provision for credit losses on active loans.

The total servicing portfolio grew to $448.8 billion in UPB at March 31, 2021, an increase of 5 percent from December 31, 2020 and 17 percent from March 31, 2020. PennyMac Financial subservices and conducts special servicing for $188.3 billion in UPB, an increase of 8 percent from December 31, 2020 and 30 percent from March 31, 2020. PennyMac Financial’s owned MSR portfolio grew to $260.5 billion in UPB, an increase of 3 percent from December 31, 2020 and 9 percent from March 31, 2020.

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The table below details PennyMac Financial’s servicing portfolio UPB:

	March 31, 2021	December 31, 2020	March 31, 2020

	(in thousands)
Prime servicing:
Owned
Mortgage servicing rights
Originated	$208,189,112	$196,873,590	$173,171,678
Acquisitions	36,178,818	41,537,219	58,312,483
	244,367,930	238,410,809	231,484,161
Mortgage servicing liabilities	3,173,793	2,857,492	2,635,734
Loans held for sale	12,959,016	11,063,938	5,276,688
	260,500,739	252,332,239	239,396,583
Subserviced for PMT	188,279,019	174,360,317	144,734,874
Total prime servicing	448,779,758	426,692,556	384,131,457
Special servicing - subserviced for PMT	45,143	58,274	95,169
Total loans serviced	$448,824,901	$426,750,830	$384,226,626

Loans serviced:
Owned
Mortgage servicing rights	$244,367,930	$238,410,809	$231,484,161
Mortgage servicing liabilities	3,173,793	2,857,492	2,635,734
Loans held for sale	12,959,016	11,063,938	5,276,688
	260,500,739	252,332,239	239,396,583
Subserviced	188,324,162	174,418,591	144,830,043
Total loans serviced	$448,824,901	$426,750,830	$384,226,626

Investment Management Segment

PennyMac Financial manages PMT for which it earns base management fees and may earn incentive compensation. Net AUM were $2.4 billion as of March 31, 2021, up 3 percent from December 31, 2020.

Pretax income for the Investment Management segment was $1.4 million, down from $2.6 million in the prior quarter and $3.8 million in the first quarter of 2020. Management fees, which include base management and performance incentive fees from PMT were $8.4 million, down from $8.7 million in the prior quarter and $9.1 million in the first quarter of 2020. Base management fees were $8.4 million, down from $8.7 million in the prior quarter and $9.1 million in the first quarter of 2020. Performance-based incentive fees were not earned in the first quarter of 2021 due to the impact of PMT’s loss in the first quarter of 2020.

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The following table presents a breakdown of management fees:

	Quarter ended
	March 31, 2021	December 31, 2020	March 31, 2020

	(in thousands)
Management fees:
PennyMac Mortgage Investment Trust
Base	$8,449	$8,687	$9,055
Performance incentive	-	-	-
Total management fees	$8,449	$8,687	$9,055

Net assets of PennyMac Mortgage Investment Trust	$2,357,143	$2,296,859	$1,823,368

Investment Management segment expenses totaled $8.2 million, up 16 percent from the prior quarter and 35 percent from the first quarter of 2020.

Consolidated Expenses

Total expenses were $438.7 million, up 3 percent from the prior quarter and 43 percent from the first quarter of 2020. The quarter-over-quarter increase was driven by increased levels of activity in the direct lending channels and was largely offset by the lower servicing expenses described above.

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Management’s slide presentation will be available in the Investor Relations section of the Company’s website at ir.pennymacfinancial.com beginning at 1:30 p.m. (Pacific Time) on Thursday, May 6, 2021.

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About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market.

Founded in 2008, the company is recognized as a leader in the U.S. residential mortgage industry and employs approximately 6,500 people across the country. For the twelve months ended March 31, 2021, PennyMac Financial’s production of newly originated loans totaled $228 billion in unpaid principal balance, making it the second largest mortgage lender in the nation. As of March 31, 2021, PennyMac Financial serviced loans totaling $449 billion in unpaid principal balance, making it a top ten mortgage servicer in the nation.

Additional information about PennyMac Financial Services, Inc. is available at ir.pennymacfinancial.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics such as COVID-19; failure to modify, resell or refinance early buyout loans; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our businesses; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to the Company’s businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in growing loan production volume; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and our success in winning bids; changes in prevailing interest rates; our substantial amount of indebtedness; expected discontinuation of LIBOR; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant source of financing for, and revenue related to, our mortgage banking business; maintaining sufficient capital and liquidity to support business growth including compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; decreases in the returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; the extensive amount of regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; the effect of public opinion on our reputation; our recent growth; our ability to effectively identify, manage, monitor and mitigate financial risks; our initiation or expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to mitigate cybersecurity risks and cyber incidents; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as pretax income excluding valuation items that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosure has limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP.

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PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2021	December 31, 2020	March 31, 2020

	(in thousands, except share amounts)
ASSETS
Cash	$441,870	$532,716	$878,826
Short-term investments at fair value	24,850	15,217	1,884
Loans held for sale at fair value	13,385,789	11,616,400	5,541,987
Assets purchased from PennyMac Mortgage Investment Trust under agreements to resell pledged to creditors	-	80,862	99,766
Derivative assets	530,852	711,238	433,211
Servicing advances, net	550,150	579,528	299,550
Mortgage servicing rights	3,268,910	2,581,174	2,193,697
Operating lease right-of-use assets	74,795	74,934	71,639
Investment in PennyMac Mortgage Investment Trust at fair value	1,470	1,105	797
Receivable from PennyMac Mortgage Investment Trust	68,644	87,005	56,223
Loans eligible for repurchase	12,312,393	14,625,447	980,618
Other	638,257	692,169	332,935
Total assets	$31,297,980	$31,597,795	$10,891,133

LIABILITIES
Assets sold under agreements to repurchase	$10,848,477	$9,654,797	$4,444,545
Mortgage loan participation and sale agreements	518,747	521,477	528,750
Obligations under capital lease	10,468	11,864	18,145
Notes payable secured by mortgage servicing assets	1,296,285	1,295,840	1,294,514
Unsecured senior notes	1,288,198	645,820	-
Excess servicing spread financing payable to PennyMac Mortgage Investment Trust at fair value	-	131,750	157,109
Derivative liabilities	68,557	42,638	43,152
Mortgage servicing liabilities at fair value	46,026	45,324	29,761
Operating lease liabilities	96,069	94,193	89,829
Accounts payable and accrued expenses	355,429	308,398	198,897
Payable to PennyMac Mortgage Investment Trust	164,469	140,306	59,281
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	35,165	35,165	46,158
Income taxes payable	751,855	622,700	613,043
Liability for loans eligible for repurchase	12,312,393	14,625,447	980,618
Liability for losses under representations and warranties	38,428	32,688	23,202
Total liabilities	27,830,566	28,208,407	8,527,004

STOCKHOLDERS' EQUITY
Common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding 66,961,401, 70,905,532, and 79,190,245 shares, respectively	7	7	8
Additional paid-in capital	762,585	1,047,052	1,341,219
Retained earnings	2,704,822	2,342,329	1,022,902
Total stockholders' equity	3,467,414	3,389,388	2,364,129
Total liabilities and stockholders’ equity	$31,297,980	$31,597,795	$10,891,133

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PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	March 31, 2021	December 31, 2020	March 31, 2020

	(in thousands, except earnings per share)
Revenue
Net gains on loans held for sale at fair value	$754,341	$859,061	$344,282
Loan origination fees	104,037	93,460	57,571
Fulfillment fees from PennyMac Mortgage Investment Trust	60,835	72,606	41,940
Net loan servicing fees:
Loan servicing fees	259,445	262,740	241,929
Change in fair value of mortgage servicing rights, mortgage servicing liabilities and excess servicing spread financing	222,426	(127,097)	(1,020,691)
Hedging results	(442,151)	(109,147)	1,036,570
Net loan servicing fees	39,720	26,496	257,808
Net interest (expense) income:
Interest income	82,081	74,192	72,564
Interest expense	107,713	93,653	61,512
	(25,632)	(19,461)	11,052
Management fees from PennyMac Mortgage Investment Trust	8,449	8,687	9,055
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	401	149	(857)
Results of real estate acquired in settlement of loans	780	233	(707)
Revaluation of payable to exchange Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	-	280	-
Other	1,755	635	1,681
Total net revenue	944,686	1,042,146	721,825
Expenses
Compensation	258,829	187,807	168,436
Loan origination	87,392	69,069	46,004
Technology	33,672	42,594	19,107
Servicing	19,183	87,155	42,166
Professional services	13,286	19,853	13,404
Occupancy and equipment	9,038	8,535	8,038
Other	17,278	9,907	9,940
Total expenses	438,678	424,920	307,095
Income before provision for income taxes	506,008	617,226	414,730
Provision for income taxes	129,140	164,422	108,487
Net income	$376,868	$452,804	$306,243
Earnings per share
Basic	$5.45	$6.31	$3.89
Diluted	$5.15	$5.97	$3.73
Weighted-average common shares outstanding
Basic	69,113	71,793	78,689
Diluted	73,117	75,898	82,008
Dividend declared per share	$0.20	$0.15	$0.12

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